Medicore
                                                                          Inc.



                              September 30, 2000

Techdyne, Inc.
2230 West 77th Street
Hialeah, Florida 33016

     RE: Service Agreement Extension

Gentlemen:

     This letter will confirm our desire to extend the Service Agreement that was made October 25, 1996 ("Service Agreement") by and between Medicore, Inc. ("Medicore") and Techdyne, Inc. ("Techdyne") for an additional year through September 30, 2001 ("Extended Term").

     Medicore shall continue to provide Techdyne the same administrative and financial services during the Extended Term under the same terms and each party shall have the same duties and responsibilities delineated in the Service Agreement. Techdyne shall pay to Medicore the consideration of Three Hundred Sixty Thousand Dollars ($360,000) per annum for the services in equal monthly installments.

     This Service Agreement is terminable by either party upon thirty (30) days written notice.

     If this conforms with your understanding, please execute a copy of this letter indicating your acceptance to the foregoing.

                                       MEDICORE, INC.

                                          /s/ Thomas K. Langbein

                                       By:--------------------------------
                                          THOMAS K. LANGBEIN,
                                          Chief Executive Officer

Agreed to and accepted by:

TECHDYNE, INC.

/s/ Barry Pardon

By:------------------------------
   Barry Pardon, President